                                                                    Exhibit 10.2
                               PURCHASE AGREEMENT


     THIS AGREEMENT is made as of June 4, 1996, between National Equipment Services, Inc., a Delaware corporation (the "Company"), and Golder, Thoma, Cressey, Rauner Fund IV, L.P., an Illinois limited partnership (the "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

     The parties hereto agree as follows:

     Section 1.  Authorization and Closing.

     1A. Authorization of the Common Stock. The Company shall authorize the issuance and sale to the Purchaser of up to 24,250 shares of its Class A Common Stock, par value $.01 per share (the "Class A Common"), and 75,000 shares of its Class B Common Stock, par value $.01 per share (the "Class B Common"), each having the rights and preferences set forth in Exhibit A attached hereto. The Class A Common and the Class B Common are collectively referred to herein as the "Common Stock."

     1B.  Purchase and Sale of the Common Stock.

     (a) At the Closing (as defined in subparagraph 1C below), the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company, 30,000 shares of Class B Common at a price of $10 per share.

     (b) The Company has been organized for the purpose of owning and operating equipment rental facilities (the "Core Business") by means of first acquiring an existing business satisfactory to the Purchaser and thereafter from time to time making additional acquisitions which are synergistic with or otherwise complementary to such initial acquisition and the Core Business. The Purchaser intends to provide up to $25,000,000 (including the Common Stock purchased at the Closing) in equity financing to the Company as the equity portion of the debt and equity financing necessary to fund such acquisitions. The funds obtained by the Company from the Purchaser on the date hereof, along with additional investments by the Purchaser up to an aggregate of $500,000 (including the investment by the Purchaser on the date hereof), shall finance the Company's costs of conducting a search for the initial acquisition. The Purchaser's obligation to purchase any additional stock of the Company will be conditioned on the Company not being in default under any of its material agreements, adequate debt financing being available to fund any proposed acquisition on terms satisfactory to the Purchaser and the Company's operations and the acquisition being satisfactory to the Purchaser. In order to implement the foregoing, the Purchaser may purchase from time to time after the Closing, upon the written request of the Company's board of directors (the "Board"), up to 24,250 shares of Class A Common at a price of $1,000 per share (as adjusted from



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time to time as a result of stock dividends, stock splits, recapitalization and similar events) and an additional 45,000 shares of Class B Common at a price of $10 per share (as adjusted from time to time as a result of stock dividends, stock splits, recapitalization and similar events). At the time of any such purchase, the Purchaser shall be entitled to receive, and the Company shall be obligated to deliver, satisfactory representations and warranties similar to (and in addition to) those contained in Section 5 herein and all other information and documentation as the Purchaser may reasonably request.

     (c) Sellers of Businesses. The Purchaser hereby acknowledges that certain sellers of businesses to be acquired by the Company ("Sellers") may desire to invest in stock of the Company in connection with the consummation of such acquisitions (whether such investments are structured as purchases for cash, contributions of stock in transactions intended to be tax free under Section 351 of the IRC, or otherwise). Accordingly, the parties hereby agree upon the occurrence of any such investment, the Purchaser's obligation to purchase additional stock of the Company hereunder shall be reduced by the purchase price of the stock of the Company to be purchased by any such Seller.

     1C. The Closing. The closing of the purchase and sale of the Common Stock (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on the date hereof, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser stock certificates evidencing the Class B Common to be purchased by the Purchaser, registered in the Purchaser's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company in the amount of $300,000.

     Section 2. Conditions of the Purchaser's Obligation at the Closing. The obligation of the Purchaser to purchase and pay for the Common Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

     2A. Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

     2B. Certificate of Incorporation. The Company's certificate of incorporation (the "Certificate of Incorporation") shall include the provisions set forth in Exhibit A hereto, shall be in full force and effect under the laws of Delaware as of the Closing and shall not have been amended or modified.

     2C. Management Agreement.  The Company shall have entered into management




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agreements, in form and substance substantially similar to Exhibits B-1 and B-2 attached hereto (the "Management Agreement"), with Kevin Rodgers and Paul Ingersoll (collectively, the "Executives"), the Management Agreements shall not have been amended or modified and shall be in full force and effect as of the Closing, and each of the Executives shall have purchased the Class B Common proposed to be purchased by him thereunder.

     2D. Stockholders Agreement. The Company, the Purchaser and the Executives shall have entered into a stockholders agreement in form and substance substantially similar to Exhibit C attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement shall be in full force and effect as of the Closing.

     2E. Professional Services Agreement. The Company and Golder, Thoma, Cressey, Rauner, Inc. shall have entered into a professional services agreement in form and substance substantially similar to Exhibit D attached hereto (the "Professional Services Agreement"), and the Professional Services Agreement shall be in full force and effect as of the Closing.

     2F. Registration Agreement. The Company, the Purchaser and the Executives shall have entered into a registration agreement in form and substance substantially similar to Exhibit E attached hereto (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

     2G. Closing Documents. The Company shall have delivered to the Purchaser all of the following documents:

           (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2F, inclusive, have been fully satisfied;

           (ii) certified copies of the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement, the Management Agreements, the Stockholders Agreement, the Professional Services Agreement and each of the other agreements contemplated hereby, the issuance and sale of the Class A Common and the Class B Common and the consummation of all other transactions contemplated by this Agreement;

           (iii) certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing; and

           (iv) such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

     2H. Fees and Expenses.  The Company shall have reimbursed the Purchaser for


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the fees and expenses as provided in paragraph 7A hereof.

     2I. Compliance with Applicable Laws. The purchase of Common Stock by the Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject the Purchaser to any penalty, liability or, in the Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which the Purchaser is subject.

     2J. Waiver. Any condition specified in this Section 2 may be waived only if such waiver is set forth in a writing executed by the Purchaser.

     Section 3.  Covenants.

     3A. Financial Statements and Other Information. The Company shall deliver to the Purchaser (so long as the Purchaser holds any Common Stock) and to each holder of at least 25% of the Class A Investor Common Stock and each holder of at least 25% of the Class B Investor Common Stock:

           (i) as soon as available but in any event within 30 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, all prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

           (ii) accompanying the financial statements referred to in subparagraph (i), an Officer's Certificate stating that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

           (iii) within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements (except with respect to budget data), an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of a majority of each of the Class A Investor Common




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      Stock and the Class B Investor Common Stock, and (b) a copy of such firm's annual management letter to the Board;

           (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

           (v) on or immediately prior to the date of consummation of the Base Acquisition (as defined in the Management Agreements) and thereafter at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

           (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other event or circumstance affecting the Company or any Subsidiary which is reasonably likely to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

           (vii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request.

Each of the financial statements referred to in subparagraph (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

     3B. Inspection of Property. The Company shall permit any representatives designated by the Purchaser (so long as the Purchaser holds at least 10% of the Investor Common Stock) or any holder of at least 25% of the outstanding Class A Investor Common Stock or at least

25% of the outstanding Class B Investor Common Stock, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided that the Company shall have the right to have its chief financial officer present at any meetings with the Company's independent accountants.

     3C. Restrictions. The Company shall not, without the prior written consent of the holders of a majority of the Class A Investor Common Stock or, in the event no Class A Investor Common Stock is outstanding, without the prior written consent of the holders of a majority of the Class B Investor Common
Stock:

           (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than payments of Yield and return of Original Cost (as such terms are defined in the Certificate of Incorporation) on the Class A Common pursuant to the Certificate of Incorporation;

           (ii) except pursuant to the Management Agreements and the Stockholders Agreement, directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities);

           (iii) except as expressly contemplated by this Agreement and the Management Agreements, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (b) any equity securities (or any securities convertible into or exchangeable for any equity securities) or rights to acquire any equity securities, other than the issuance of equity securities by a Subsidiary to the Company or another Subsidiary;

           (iv) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly owned Subsidiary);

           (v) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 5% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

           (vi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

           (vii) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture;

           (viii) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the Core Business and other related businesses;

           (ix) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person (a "Relative") or any entity in which any such Person or individual owns a beneficial interest (a "Related Entity"), except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement, the Management Agreements and the Professional Services Agreement; provided that in no event shall any Relative or Related Entity be employed by, render services to or receive compensation from the Company or any Subsidiary; or

           (x) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding the amounts approved therefor by the Board in the annual budget.

           3D. Affirmative Covenants. So long as the Purchaser holds at least 10% of the Investor Common Stock, the Company shall, and shall cause each Subsidiary to:

           (i) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and pay and discharge when payable all taxes, assessments and governmental charges (except to the extent the same are being contested in good faith and adequate reserves therefor have been established); and

           (ii) enter into and maintain appropriate nondisclosure and noncompete agreements with its key employees.




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     3E. Current Public Information.  At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

     3F. Amendment of Other Agreements. The Company shall not amend, modify or waive any provision of the Management Agreements without the prior written consent of the holders of a majority of each of the Class A Investor Common Stock and Class B Investor Common Stock, and the Company shall enforce the provisions of the Management Agreements and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options and first refusal rights) unless it is otherwise directed by the holders of a majority of each of the Class A Investor Common Stock and Class B Investor Common Stock.

     3G. Limited Preemptive Rights.

     (i) Except for the issuance of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (a) to the Executives pursuant to the Management Agreements, (b) to other executives of the Company on terms and conditions approved by the Board (provided that the exception contained in this clause (b) shall not apply with respect to issuances in excess of 6% of the Company's common equity), (c) in connection with the acquisition of another company or business on terms and conditions approved by the Board and the Purchaser, or (d) pursuant to a public offering registered under the Securities Act, if the Company at any time after the Closing authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Investor Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Investor Common Stock held by such holder by (2) the total number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance. Each holder of Investor Common Stock shall be entitled to purchase all or any portion of such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons.

     (ii) In order to exercise its purchase rights hereunder, a holder of Investor




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Common Stock must within 15 days after receipt of written notice from the
Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Investor Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

     (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Investor Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Investor Common Stock pursuant to the terms of this paragraph.

     (iv) Nothing contained in this paragraph 3G shall be deemed to amend, modify or limit in any way the restrictions on the issuance of shares of Common Stock set forth in paragraph 3C hereof or elsewhere in this Agreement, in the Stockholders Agreement or in any other agreement to which the Company is bound.

     3H. Public Disclosures. The Company shall not, nor shall it permit any Subsidiary to, disclose the Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to the Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

     3I. Unrelated Business Taxable Income. The Company shall not engage in any transaction which is reasonably likely to cause the Investor or any of its limited partners which are exempt from income taxation under Section 501(a) of the IRC and, if applicable, any pension plan that any such trust may be a part of, to recognize unrelated business taxable income as defined in Section 512 and Section 514 of the IRC.

     3J. Hart-Scott-Rodino Compliance. In connection with any transaction in which the Company is involved which is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR Act"), the Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the transactions contemplated thereby. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the subject transaction. The Purchaser shall provide to the Company all information concerning itself and its Affiliates as is necessary in order for the Company to properly complete and file the documents referred to above in this paragraph 3J.

     Section 4.  Transfer of Restricted Securities.

     (i) Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

     (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph 4(i)(a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7C.

     (iii) Upon the request of the Purchaser, the Company shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

     Section 5. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Common Stock, the Company hereby represents and warrants to the Purchaser that:

     5A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Certificate of Incorporation and bylaws which have been furnished to the Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     5B. Capital Stock and Related Matters.

     (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 175,000 shares of Common Stock, of which 25,000 shares shall be designated as Class A Common (none of which shall be issued and outstanding and 24,250 of which shall be reserved for issuance to the Purchaser pursuant to subparagraph 1B(b) hereof), and 150,000 shares shall be designated as Class B Common (30,108 of which shall be issued and outstanding, 45,000 of which shall be reserved for issuance to the Purchaser pursuant to subparagraph 1B(b) hereof, 8,892 of which shall be reserved for issuance to the Executives pursuant to the Management Agreements and 6,000 shall be reserved for issuance to certain other members of senior management of the Company). As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans other than pursuant to and as contemplated by this Agreement and the Management Agreements. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to this Agreement and the Management Agreements. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

     (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Class B Common hereunder or the issuance of the Common Stock pursuant to paragraph 1B(b) hereof, except as expressly provided herein. Based in part on the investment representations of the Purchaser in paragraph 7C hereof and of the Executives in paragraph 1(c) of each of the Management Agreements, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Common Stock hereunder and pursuant to paragraph 1B(b) hereof do not and will not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for Stockholders Agreement and the Management Agreements.

     5C. Subsidiaries; Investments. The Company does not own or hold any shares of stock or any other security or interest in any other Person or any rights to acquire any such security or interest, and the Company has never had any Subsidiary.

     5D. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Management Agreements, the Stockholders Agreement, the Professional Services Agreement, the Registration Agreement and all other agreements contemplated hereby to which the Company is a party and the filing of the Certificate of Incorporation have been duly authorized by the Company. This Agreement, the Management Agreements, the Stockholders Agreement, the Professional Services Agreement, the Registration Agreement, the Certificate of Incorporation and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Management Agreements, the Stockholders Agreement, the Professional Services Agreement, the Registration Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Common Stock hereunder and pursuant to subparagraph 1B(b) and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

     5E. Conduct of Business; Liabilities. Other than the negotiation, execution and delivery of this Agreement, the Management Agreements, the Stockholders Agreement, the Professional Services Agreement, the Registration Agreement and the other agreements contemplated hereby and thereby, prior to the Closing, the Company has not (i) conducted any business, (ii) incurred any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company and whether due or to become due and regardless of when asserted), (iii) owned any assets, (iv) entered into any contracts or agreements, or (v) violated any laws or governmental rules or regulations.

     5F. Tax Matters. The Company has filed all tax returns (if any) which it is required to file under applicable laws and regulations; all such returns are complete and correct in all material respects; the Company has paid all taxes due and owing by it and has withheld and paid over all taxes which it is obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; no foreign, federal, state or local tax audits are pending or being conducted with respect to the Company, no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no unresolved questions or claims concerning the Company's tax liability. The Company has not made an election under Section 341(f) of the IRC.

     5G. Litigation, etc. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitations, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement) which could have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole; the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries; and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

     5H. Brokerage. There are no claims for brokerage commissions, finders, fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys, fees and out-of-pocket expenses) arising in connection with any such claim.

     5I. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

     5J. ERISA. The Company does not maintain or have any obligation to contribute to or any other liability with respect to or under (including but not limited to current or potential withdrawal liability), nor has it ever maintained or had any obligation to contribute to or any other liability with respect to or under, (i) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under
Section 4980B of the IRC or as required under applicable state law), (ii) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated, (iv) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, or (v) any other plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. For purposes of this subparagraph 5J, the term "Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

     5K. Compliance with Laws. The Company has not violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company, and the Company has not received notice of any such violation. The Company is not subject to any clean up liability, and the Company has no reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

     5L. Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company.

     5M. Closing Date. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

     5N. Post-Closing Representations and Warranties. In connection with any reaffirmation after the Closing of the representations and warranties contained in this Section 5, the following shall apply:

           (i) The representations contained in Section 5B shall be deemed to be true and correct on any date after the Closing if such representations are true and correct except for the fact that (A) shares of Class A Common and additional shares of Class B Common may have been issued to the Purchaser pursuant to subparagraph 1B(b) hereof, (B) additional shares of Class B Common may have been issued to the Executives pursuant to the Management Agreements, (C) additional shares of Common Stock or securities containing options or rights to acquire any shares of Common Stock may have been issued to the Company's employees on terms and conditions approved by the Board and the Purchaser, and (D) additional shares of Common Stock or securities containing options or rights to acquire any shares of Common Stock may have been issued in connection with the acquisition of another company or business on terms and conditions approved by the Board and the Purchaser;

           (ii) The representations contained in Section 5C shall be deemed to be amended to add the following language at the end thereof:

            "except for shares of stock or other securities or interests in any Person and Subsidiaries acquired after June 4, 1996, in each case with the approval of the Board and the Purchaser."

           (iii) The representations contained in Section 5E shall be deemed to be amended to substitute the following representation in its place:

                 "The Company and its Subsidiaries do not have any
            material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) other than: (i) liabilities set forth on most recent balance sheet (including any notes thereof) delivered to the Purchaser pursuant to
            Section 3A hereof; (ii) liabilities and obligations which have arisen after the date of such balance sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and
            (iii) liabilities and obligations which have been disclosed to and approved by the Board."

           (iv) The representations contained in Section 5J shall be deemed to be amended to add the following language at the end of the first sentence thereof:

            ", in each case except for such plans or arrangements which have been approved by the Board."

     Section 6. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

     "Affiliate" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

     "Class A Investor Common Stock" means (i) the Class A Common issued pursuant to subparagraph 1B(b) and (ii) any capital stock issued or issuable with respect to the Class A Common referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Class A Investor Common Stock, such shares shall cease to be Class A Investor Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

     "Class B Investor Common Stock" means (i) the Class B Common issued hereunder or pursuant to subparagraph 1B(b) and (ii) any capital stock issued or issuable with respect to the Class B Common referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Class B Investor Common Stock, such shares shall cease to be Class B Investor Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

     "Indebtedness" means all indebtedness for borrowed money (including purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

     "Investor Common Stock" means the Class A Investor Common Stock and the Class B Investor Common Stock.

     "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

     "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, in his capacity as such, stating that, to the best of such officer's knowledge, (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Restricted Securities" means (i) the Common Stock issued hereunder and pursuant to subparagraph 1B(b) hereof and (ii) any securities issued with respect to the securities referred to in clause (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7C have been delivered by the Company in accordance with paragraph 4(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7C.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

     "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

     Section 7.  Miscellaneous.

     7A. Expenses. The Company agrees to pay, and hold the Purchaser and all holders of Investor Common Stock harmless against liability for the payment of,
(i) the fees and expenses of their counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (including but not limited to fees and expenses arising with respect to any subsequent purchase of Common Stock pursuant to subparagraph 1B(b) hereof), (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Management Agreements, the Stockholders Agreement, the Professional Services Agreement, the other agreements contemplated hereby and the Certificate of Incorporation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Common Stock purchased hereunder or in accordance with subparagraph 1B(b) hereof, and (iv) the fees and expenses incurred with respect to the interpretation or enforcement of the rights granted under this Agreement, the Management Agreements, the Stockholders Agreement, the Professional Services Agreement, the other agreements contemplated hereby and the Certificate of Incorporation and the Company's bylaws.

     7B. Remedies. Each holder of Investor Common Stock shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     7C. Purchaser's Investment Representations. The Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

      "The securities represented by this certificate were originally issued on _________ and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of June 4, 1996, between the issuer (the "Company") and a certain investor, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

     7D. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Investor Common Stock. No other course of dealing between the Company and the holder of any Common Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall
operate as a waiver of any rights of any such holders.   In addition, this
Agreement shall not be amended, modified or supplemented without the prior written consent of the holders of a majority of the Common Stock then held by the Executives and their Permitted Transferees (as defined in the Management
Agreements).   For purposes of this Agreement, shares of Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

     7E. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

     7F. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Common Stock. The rights and obligations of the Purchaser under this Agreement and the agreements contemplated hereby may be assigned by the Purchaser at any time, in whole or in part, to any investment fund managed by Golder, Thoma, Cressey, Rauner, Inc., or any successor thereto.

     7G. Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

     7H. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     7I. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     7J. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

     7K. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     7L. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser and to the Company at the address indicated below:

     If to the Company:

                  National Equipment Services, Inc.
                  6100 Sears Tower
                  Chicago, Illinois 60606-6402
                  Attention:  President

            If to the Purchaser:

                  Golder, Thoma, Cressey, Rauner Fund IV, L.P.
                  6100 Sears Tower
                  Chicago, Illinois 60606-6402
                  Attention: Carl D. Thoma

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                           *     *     *     *     *


<FF>

     IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

                                    NATIONAL EQUIPMENT SERVICES, INC.


                                    By:      /s/ Kevin P. Rodgers

                                    Its:      President


                                    GOLDER, THOMA, CRESSEY, RAUNER
                                    FUND IV, L.P.


                                    By:  GTCR IV, L.P., its General Partner

                                    By:  Golder, Thoma, Cressey, Rauner, Inc.,
                                    its General Partner


                                    By:     /s/ Carl D. Thoma

                                    Its:   Principal